Exhibit 99.1

Press Release

Clean Harbors Announces Third-Quarter 2019 Financial Results

•	Increases Q3 Revenues 6% to $891.7 Million

•	Reports Net Income of $36.4 Million, or $0.65 per Diluted Share; Adjusted EPS of $0.72

•	Achieves 11% Increase in Q3 Adjusted EBITDA to $156.6 Million on Strength in Incineration and Environmental Services

•	Improves Adjusted EBITDA Margin by 80 Basis Points to 17.6%

•	Increases Midpoint of 2019 Adjusted EBITDA Guidance Range to $540 Million; Reiterates Adjusted Free Cash Flow Guidance of $200 Million to $220 Million

NORWELL, Mass. – October 30, 2019 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2019.

“We generated strong results in the third quarter, as we drove high-value waste streams into our network and achieved growth across our environmental businesses,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We extended our 2019 momentum with a top-line increase of 6% and corresponding growth in Adjusted EBITDA of 11%. As a result, our Adjusted EBITDA margin grew year-over-year by 80 basis points to 17.6%.”

Third-quarter revenues increased to $891.7 million from $843.2 million in the same period of 2018. Income from operations grew 22% to $80.4 million from $65.7 million in the year-earlier quarter.

Net income for the third quarter of 2019 was $36.4 million, or $0.65 per diluted share. This compares with net income for the same period in 2018 of $31.1 million, or $0.55 per diluted share. Adjusted for certain items in both periods, adjusted net income was $40.7 million, or $0.72 per diluted share, for the third quarter of 2019 compared with adjusted net income of $33.3 million, or $0.59 per diluted share, in the same period of 2018. (See reconciliation table below)

Adjusted EBITDA (see description below) in the third quarter of 2019 increased 11% to $156.6 million from $141.3 million in the same period of 2018.

“In our Environmental Services segment, we achieved a healthy revenue increase of 8% with significant Adjusted EBITDA growth of 19% as we capitalized on the leverage in our network to deliver a 180-basis-point margin improvement from a year ago,” McKim said. “Incineration utilization climbed to 92% from 84% a year ago, as we saw a consistent flow of volumes throughout the quarter and our facilities ran efficiently. In addition, our average price per pound rose approximately 12% year-over-year due to our ability to capture a range of higher-margin waste. At the same time, our landfill volumes increased 6% from the prior year as steady base business was supported by project wins. We also benefitted from strong contributions from our Field Services team this quarter, which included $8 million of large-scale emergency response projects.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Within our Safety-Kleen segment, revenue increased 2% as growth in our core branch offerings and pricing initiatives offset slower-than-expected blended product sales in Safety-Kleen Oil,” McKim said. “Profitability was a similar story, with 2% growth in Adjusted EBITDA and margins increasing 20 basis points from the third quarter of 2018. Waste oil collection remained strong at 63 million gallons, with a charge-for-oil rate that was slightly improved from last year’s third quarter. This helped to partly offset a lower year-over-year price in base oil. Given the current volatility in the marketplace with IMO 2020 on the horizon, we continue to target markets where we can gather more waste oil at the best price.”

Business Outlook and Financial Guidance

“We anticipate capping 2019 with a strong performance and achieving profitable growth in the fourth quarter,” McKim said. “While we have seen small pockets of industry-specific weakness, the overall outlook for our markets remains positive. Within Environmental Services, we continue to have a healthy backlog of waste in our disposal network. We anticipate a strong finish to the year through a combination of base business and projects. Our businesses that provide industrial, field and energy-related services enter the final quarter with momentum as well.

“Safety-Kleen’s branch business continues to perform well with growth across its core offerings,” McKim said. “At the same time, Safety-Kleen Oil continues to effectively manage the spread in our re-refinery business while our plants should generate record production this year. We are seeking opportunities to capitalize on the potential positive impact of IMO 2020 in the coming quarters.

“Given our current market outlook, we expect Adjusted EBITDA in the fourth quarter to grow in the mid- to high-single digit range compared with a year ago. We remain on track to deliver a record level of annual Adjusted EBITDA and adjusted free cash flow in 2019,” McKim concluded.

Based on its year-to-date financial performance and current market conditions, Clean Harbors raised the lower end of its Adjusted EBITDA guidance by $10 million, and now expects full-year 2019 Adjusted EBITDA in the range of $530 million to $550 million. On a GAAP basis, the Company’s guidance is based on anticipated 2019 net income in the range of $85 million to $105 million. Clean Harbors also continues to expect its adjusted free cash flow in the range of $200 million to $220 million, which is based on anticipated 2019 net cash from operating activities in the range of $390 million to $430 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018 (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income	$36,369	$31,089	$73,589	$49,205
Accretion of environmental liabilities	2,490	2,450	7,624	7,328
Depreciation and amortization	73,756	73,082	223,328	220,686
Other expense (income), net	427	996	(1,992)	449
Loss on early extinguishment of debt	6,119	2,469	6,119	2,469
Interest expense, net	19,702	19,916	59,681	60,955
Provision for income taxes	17,750	11,275	39,752	28,011
Adjusted EBITDA	$156,613	$141,277	$408,101	$369,103
Adjusted EBITDA Margin	17.6%	16.8%	16.1%	15.1%

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt and the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Adjusted net income
Net income	$36,369	$31,089	$73,589	$49,205
Loss on early extinguishment of debt, net of tax	4,284	1,735	4,284	1,735
Tax-related valuation allowances and other	-	492	4,762	6,593
Adjusted net income	$40,653	$33,316	$82,635	$57,533

Adjusted earnings per share
Earnings per share	$0.65	$0.55	$1.31	$0.87
Loss on early extinguishment of debt, net of tax	0.07	0.03	0.08	0.03
Tax-related valuation allowances and other	-	0.01	0.08	0.12
Adjusted earnings per share	$0.72	$0.59	$1.47	$1.02

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Adjusted free cash flow
Net cash from operating activities	$146,205	$117,545	$284,675	$247,215
Additions to property, plant and equipment	(56,161)	(56,583)	(174,533)	(150,722)
Proceeds from sale and disposal of fixed assets	1,559	3,470	8,948	6,111
Adjusted free cash flow	$91,603	$64,432	$119,090	$102,604

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2019
Projected GAAP net income	$85	to	$105
Adjustments:
Accretion of environmental liabilities	10	to	10
Depreciation and amortization	300	to	295
Loss on early extinguishment of debt	6	to	6
Interest expense, net	80	to	79
Provision for income taxes	49	to	55
Projected Adjusted EBITDA	$530	to	$550

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2019
Projected net cash from operating activities	$390	to	$430
Additions to property, plant and equipment	(200)	to	(220)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$200	to	$220

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues	$891,668	$843,181	$2,541,185	$2,442,099
Cost of revenues (exclusive of items shown separately below)	612,754	580,685	1,772,051	1,710,694
Selling, general and administrative expenses	122,301	121,219	361,033	362,302
Accretion of environmental liabilities	2,490	2,450	7,624	7,328
Depreciation and amortization	73,756	73,082	223,328	220,686
Income from operations	80,367	65,745	177,149	141,089
Other (expense) income, net	(427)	(996)	1,992	(449)
Loss on early extinguishment of debt	(6,119)	(2,469)	(6,119)	(2,469)
Interest expense, net	(19,702)	(19,916)	(59,681)	(60,955)
Income before provision for income taxes	54,119	42,364	113,341	77,216
Provision for income taxes	17,750	11,275	39,752	28,011
Net income	$36,369	$31,089	$73,589	$49,205
Earnings per share:
Basic	$0.65	$0.55	$1.32	$0.88
Diluted	$0.65	$0.55	$1.31	$0.87

Shares used to compute earnings per share — Basic	55,850	56,059	55,858	56,222
Shares used to compute earnings per share — Diluted	56,165	56,291	56,109	56,360

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$282,233	$226,507
Short-term marketable securities	46,877	52,856
Accounts receivable, net	641,667	606,952
Unbilled accounts receivable	58,842	54,794
Deferred costs	21,939	18,770
Inventories and supplies	210,827	199,479
Prepaid expenses and other current assets	38,199	42,800
Total current assets	1,300,584	1,202,158
Property, plant and equipment, net	1,593,993	1,561,978

Other assets:
Operating lease right-of-use assets	164,302	—
Goodwill	524,581	514,189
Permits and other intangibles, net	425,863	441,875
Other	12,539	18,121
Total other assets	1,127,285	974,185
Total assets	$4,021,862	$3,738,321
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	277,545	276,461
Deferred revenue	73,157	61,843
Accrued expenses	253,455	233,405
Current portion of closure, post-closure and remedial liabilities	26,986	23,034
Current portion of operating lease liabilities	41,364	—
Total current liabilities	680,042	602,278
Other liabilities:
Closure and post-closure liabilities, less current portion	64,263	60,339
Remedial liabilities, less current portion	100,179	107,575
Long-term obligations, less current portion	1,555,257	1,565,021
Operating lease liabilities, less current portion	122,668	—
Deferred taxes, unrecognized tax benefits and other long-term liabilities	263,658	233,352
Total other liabilities	2,106,025	1,966,287
Total stockholders’ equity, net	1,235,795	1,169,756
Total liabilities and stockholders’ equity	$4,021,862	$3,738,321

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended:
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net income	$73,589	$49,205
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	223,328	220,686
Allowance for doubtful accounts	(745)	6,869
Amortization of deferred financing costs and debt discount	2,908	2,841
Accretion of environmental liabilities	7,624	7,328
Changes in environmental liability estimates	(585)	(301)
Deferred income taxes	(973)	61
Other (income) expense, net	(1,992)	449
Stock-based compensation	14,664	10,726
Loss on early extinguishment of debt	6,119	2,469
Environmental expenditures	(12,804)	(7,238)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(31,408)	(76,249)
Inventories and supplies	(11,982)	(20,534)
Other current and non-current assets	(5,425)	(523)
Accounts payable	3,035	22,041
Other current and long-term liabilities	19,322	29,385
Net cash from operating activities	284,675	247,215
Cash flows used in investing activities:
Additions to property, plant and equipment	(174,533)	(150,722)
Proceeds from sale and disposal of fixed assets	8,948	6,111
Acquisitions, net of cash acquired	(29,479)	(151,023)
Additions to intangible assets including costs to obtain or renew permits	(2,896)	(3,500)
Proceeds from sale of available-for-sale securities	41,612	20,123
Purchases of available-for-sale securities	(30,761)	(20,471)
Net cash used in investing activities	(187,109)	(299,482)
Cash flows used in financing activities:
Change in uncashed checks	(3,516)	(3,476)
Tax payments related to withholdings on vested restricted stock	(5,505)	(2,566)
Repurchases of common stock	(16,390)	(33,581)
Deferred financing costs paid	(10,053)	(3,938)
Premiums paid on early extinguishment of debt	(2,689)	(1,219)
Payments on finance lease	(327)	—
Principal payments on debt	(850,652)	(403,884)
Issuance of unsecured senior notes	845,000	—
Issuance of secured senior notes, net of discount	—	348,250
Borrowing from revolving credit facility	—	50,000
Net cash used in financing activities	(44,132)	(50,414)
Effect of exchange rate change on cash	2,292	(1,221)
Increase (decrease) in cash and cash equivalents	55,726	(103,902)
Cash and cash equivalents, beginning of period	226,507	319,399
Cash and cash equivalents, end of period	$282,233	$215,497

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$52,440	$58,312
Income taxes paid	23,797	16,071
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	42,105	—
Operating cash flows from finance lease	979	—
Financing cash flows from finance lease	327	—
Non-cash investing activities:
Property, plant and equipment accrued	14,875	13,834
ROU assets obtained in exchange for new operating lease liabilities	8,008	—
ROU asset obtained in exchange for new finance lease liabilities	31,011	—

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	September 30, 2019			September 30, 2018
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$550,122	$36,750	$586,872	$508,813	$34,167	$542,980
Safety-Kleen	341,417	(35,272)	306,145	333,901	(33,016)	300,885
Corporate Items	129	(1,478)	(1,349)	467	(1,151)	(684)
Total	$891,668	$—	$891,668	$843,181	$—	$843,181

	For the Nine Months Ended:
	September 30, 2019			September 30, 2018
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$1,550,114	$108,856	$1,658,970	$1,468,417	$101,824	$1,570,241
Safety-Kleen	990,146	(105,540)	884,606	972,534	(99,250)	873,284
Corporate Items	925	(3,316)	(2,391)	1,148	(2,574)	(1,426)
Total	$2,541,185	$—	$2,541,185	$2,442,099	$—	$2,442,099

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Environmental Services	$121,658	$102,419	$329,036	$273,035
Safety-Kleen	81,326	79,502	215,578	214,455
Corporate Items	(46,371)	(40,644)	(136,513)	(118,387)
Total	$156,613	$141,277	$408,101	$369,103

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com